Exhibit 10.1

Esports Entertainment Group
Block 6,
Triq Paceville,
St. Julians, STJ 3109
Malta

[●]

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

c/o Ayrton Capital LLC

55 Post Rd W

Westport, CT 06880

Re:	Conversion Price Reduction

Dear Sirs:

Reference is hereby made to that certain Securities Purchase Agreement, dated May 28, 2021, by and among Esports Entertainment Group, Inc., a Nevada corporation (the “Company”), the investor signatory hereto (“you” or the “Investor”) and certain other buyers signatory thereto (as amended, the “Securities Purchase Agreement”), pursuant to which you acquired, among other things, certain senior convertible notes (including any senior convertible notes issued in exchange therefor, the “Securities”) convertible into shares of Common Stock (as defined in the Securities Purchase Agreement) in accordance with the terms of the Securities. Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement or the Securities, as applicable.

Pursuant to Section 7(g) of the Securities, we hereby provide you with notice that the Company desires your consent pursuant to Section 7(g) of the Securities, to lower the Conversion Price of your Securities for each date after the Effective Time (as defined below) (each, a “Conversion Price Reduction”, and each such date, a “Conversion Price Reduction Measuring Date”), effective (the “Effective Time”) as of the time of your execution of this letter, to 90% of the lowest VWAP of the Common Stock for a Trading Day during the five (5) consecutive Trading Day period ending, and including, the applicable Conversion Price Reduction Measuring Date (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events during such measuring period, the “New Alternate Conversion Price”); provided, that at any time after 6 p.m. New York city time and prior to 6 a.m. New York city time on any given date of determination (each, a “Termination Eligibility Period”), the Company may, by delivery written notice to the Investor (each, a “Termination Notice”), terminate the Investor’s right to effect any future Conversion Price Reductions pursuant to this letter (the time of such delivery, the “Conversion Price Reduction Termination Time”); provided, further, that (x) a Termination Notice shall only be effective if delivered to the Investor during a Termination Eligibility Period, (y) notwithstanding the delivery of a Termination Notice to the Investor during a Termination Eligibility Period, the Company remain obligated to honor all conversions of the Securities (including, without limitation, any shares of Common Stock to be delivered to the Investor (or its designee) with respect thereto) at the applicable New Alternate Conversion Price occurring prior to such applicable Conversion Price Reduction Termination Time. Please execute this letter in the signature block below if you consent to the Company effecting the Conversion Price Reduction.

The Company shall, on or before 8:30 a.m., New York City time, on the date of this letter, file a Current Report on Form 8-K with the SEC disclosing all material terms of the transactions contemplated hereby and attaching the form of this letter as an exhibit thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the issuance of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any letter, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

The Company shall reimburse Kelley Drye & Warren LLP for all reasonable costs and expenses incurred by it in connection with preparing and delivering this letter (including, without limitation, all reasonable legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby).

Section 5 (except for Section 5.1, Section 5.2, Section 5.8, Section 5.10 and Section 5.18) of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

If you have any questions regarding the foregoing, please feel free to contact [●] at [●] or by email to [●].

Sincerely,

Esports Entertainment Group, Inc.

By:
Name:	[●]
Title:	[●]

Agreed to and Acknowledged:

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

By:
Name:	[●]
Title:	[●]